As filed with the Securities and Exchange Commission on November 29, 2004

                                                   Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           Mitel Networks Corporation
             (Exact name of registrant as specified in its charter)

            Canada                                          N/A
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                                350 Legget Drive
                         Ottawa, Ontario, Canada K2K 2W7
                    (Address of principal executive offices)

                                   ----------

        Mitel Networks Corporation 2004 U.S. Employee Stock Purchase Plan
                              (Full title of plan)

        Edward J. Silberhorn, Esq.                         Copies to:
U.S. General Counsel & Corporate Secretary              Denise M. Tormey
           Mitel Networks, Inc.                Sonnenschein Nath & Rosenthal LLP
             205 Van Buren St.                    1221 Avenue of the Americas
          Herndon, Virginia 22070                   New York, New York 10020
              (703) 318-7020                             (212) 398-4874
  (Name, address and telephone number
         of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum      Proposed Maximum        Amount of
    Title of Each Class of           Amount to           Offering Price      Aggregate Offering      Registration
 Securities to be Registered       be Registered         Per Share (2)              Price                Fee
-----------------------------------------------------------------------------------------------------------------
Common shares,
   without par value            2,000,000 shares (1)         $1.00               $2,000,000            $253.40
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 (a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Mitel Networks Corporation (the "Registrant") with the Securities and Exchange Commission (File No. 0-49984) are hereby incorporated by reference and made a part of this Registration Statement:

      (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended April 25, 2004; and

      (b) Item 10B (Additional Information -- Memorandum and Articles of Incorporation) -- Capital Stock of Registrant's Annual Report on Form 20-F for the fiscal year ended April 25, 2004, containing a description of Registrant's common shares.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the Commission that is not deemed to be "filed" for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not Applicable

Item 5. Interest of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

The by-laws of the Registrant generally provide that the Registrant shall indemnify a director or officer against liability incurred in such capacity including acting at the Registrant's request as director or officer of another corporation, to the extent permitted by the Canada Business Corporations Act.

The Registrant maintains directors and officers liability insurance in the amount of $15,000,000 for the benefit of directors and officers of the Registrant. The policy contains a deductible ranging from $50,000 to $75,000 depending upon the nature of the claim. The policy contains a number of exclusions and limitations to the coverage provided, as a result of which the Registrant may, under certain circumstances, be obligated to indemnify its directors or officers for certain claims which do not fall within the coverage provided under the policy.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

     Exhibit
      Number               Description of Exhibit
     -------               ----------------------
      4.1 Articles of Incorporation and amendments thereto prior to April 22, 2004 (1)
      4.2       Articles of Amendment dated April 22, 2004 (1)
      4.3       Articles of Amendment dated April 23, 2004 (1)
      4.4       By-laws of Mitel Networks Corporation (1)
      4.5       Specimen Common Share Certificate (2)
      4.6       Mitel Networks Corporation 2004 U.S. Employee Stock Purchase
                Plan
      5.1       Opinion of Sonnenschein Nath & Rosenthal LLP
      23.1      Consent of Deloitte & Touche LLP
      23.2 Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5)
      24.1 Power of Attorney (comprises a portion of the signature page to this registration statement)

----------
(1) Filed as an exhibit to the Annual Report on Form 20-F for the fiscal year ended April 25, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Registration Statement on Form 20-F, as amended, of Registrant and incorporated herein by reference.

Item 9. Undertakings.

      (a) The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Canada on November 29, 2004.

                             MITEL NETWORKS CORPORATION
                                     (Registrant)

                             By /s/ Steven Spooner
                                ------------------------------------------------
                                Steven Spooner
                                Vice President and Chief Financial Officer

                             By /s/ Edward J. Silberhorn, Esq.
                                ------------------------------------------------
                                Edward J. Silberhorn, Esq.
                                Authorized Representative in the Unites States

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald W. Smith and Steven Spooner, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURES                      TITLE                       DATE

/s/ Dr. Terence H. Matthews
---------------------------
Dr. Terence H. Matthews      Chairman                          November 29, 2004

/s/ Donald W. Smith
---------------------------
Donald W. Smith              Director and Chief Executive
                             Officer (principal executive
                             officer)                          November 29, 2004

/s/ Steven Spooner
---------------------------
Steven Spooner               Vice President and Chief
                             Financial Officer (principal
                             financial officer and
                             principal accounting officer)     November 29, 2004

/s/ Paul A. N. Butcher
--------------------------
Paul A. N. Butcher           Director, President and
                             Chief Operating Officer           November 29, 2004
/s/ Peter D. Charbonneau
--------------------------
Peter D. Charbonneau         Director and Vice-Chairman        November 29, 2004

/s/ Kirk Mandy
--------------------------
Kirk Mandy                   Director                          November 29, 2004

/s/ Sir David Rowe-Beddoe
--------------------------
Sir David Rowe-Beddoe        Director                          November 29, 2004

/s/ Guthrie Stewart
--------------------------
Guthrie Stewart              Director                          November 29, 2004

/s/ Gilbert S. Palter
--------------------------
Gilbert S. Palter            Director                          November 29, 2004